Exhibit 99.1

FINAL FOR RELEASE

Contacts:

Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
 FOURTH-QUARTER AND FULL-YEAR FISCAL 2016 FINANCIAL RESULTS

Broad-Based Demand Continues to Drive Revenue and Profit Growth

BOSTON, March 1, 2017 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal fourth quarter and year ended December 31, 2016.

Key Fourth-Quarter Fiscal 2016 Financial Results

•                  GAAP and non-GAAP revenue up 9.8% and 11.2%, respectively, year over year to $79.6 million.

•                  Net income was $2.1 million compared with a net loss of $1.3 million in the fourth quarter of fiscal 2015; non-GAAP net income was $2.1 million compared with $0.2 million in the fourth quarter of fiscal 2015.

•                  Earnings per diluted share was $0.24 compared with a net loss per diluted share of $0.15 in the fourth quarter of fiscal 2015; non-GAAP earnings per diluted share was $0.24 compared with $0.03 in the fourth quarter of fiscal 2015.

•                  Non-GAAP Adjusted EBITDA grew 30.7% year over year to $12.9 million.

•                  Fourth-quarter fiscal 2016 utilization improved to 71% from 68% in the fourth quarter of fiscal 2015, and headcount grew 5.7% year over year.

•                  On a constant currency basis relative to the fourth quarter of fiscal 2015, GAAP and non-GAAP revenue would have increased by approximately $2.7 million, resulting in year-over-year revenue growth of 13.6% and 15%, respectively, while GAAP and non-GAAP net income, earnings per diluted share, and Adjusted EBITDA would have increased by approximately $0.2 million, $0.02 per diluted share, and $0.4 million, respectively.

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•                  In the fourth quarter, CRA paid a quarterly cash dividend of $0.14 per common share. As reported on February 16, 2017, CRA’s Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable on March 17, 2017 to shareholders of record as of February 27, 2017.

Key Full-Year Fiscal 2016 Financial Results

•                  Revenue up 7% year over year to $324.8 million; non-GAAP revenue up 8.1% year over year to $324.0 million.

•                  Net income up 68.3% year over year to $12.9 million, or 4.0% of revenue; non-GAAP net income up 13.8% year over year to $11.5 million, or 3.6% of non-GAAP revenue.

•                  Earnings per diluted share increased 79.5% year over year to $1.49; non-GAAP earnings per diluted share increased 20.9% year over year to $1.33.

•                  Non-GAAP Adjusted EBITDA grew 14.5% year over year to $53.6 million.

•                  Full-year utilization for both fiscal 2016 and 2015 equaled 74%.

•                  On a constant currency basis relative to fiscal 2015, GAAP and non-GAAP revenue would have increased by approximately $7.1 million, resulting in year-over-year growth of 9.3% and 10.4%, respectively, while GAAP and non-GAAP net income, earnings per diluted share, and Adjusted EBITDA would have increased by approximately $0.7 million, $0.08 per diluted share, and $1.4 million, respectively.

•                  For fiscal 2016, CRA returned $20.3 million of capital to its shareholders, comprised of $1.2 million of dividend payments and $19.1 million for share repurchases of approximately 784,000 shares.

Management Commentary

“As reported on February 16, CRA concluded fiscal 2016 with a strong fourth-quarter performance driven by solid contributions across our portfolio,” said Paul Maleh, CRA’s President and Chief Executive Officer. “We continued to experience broad-based demand for our services with our Legal and Regulatory, and Management Consulting lines of business each growing more than 10% in the fourth quarter of fiscal 2016 compared with a year ago. Further highlighting the strength of our portfolio, despite strong currency headwinds, our international operations grew more than 16% year over year in the fourth quarter led by Antitrust & Competition Economics, Life Sciences, and Marakon.”

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“For the full year, on a constant currency basis relative to fiscal 2015, CRA delivered non-GAAP double-digit growth on the top and bottom lines, demonstrating our ability to generate profitable growth while delivering enhanced shareholder value,” said Maleh. “On a constant currency basis relative to fiscal 2015, fiscal 2016 non-GAAP revenue grew by 10.4% to $331 million, exceeding our previously announced fiscal 2016 guidance of $312 million to $322 million. To summarize, fiscal year 2016 non-GAAP revenue on a constant currency basis relative to fiscal 2015 is $331 million, comprised of $324 million of reported results and a $7 million adjustment for currency headwinds.”

“We also enjoyed our highest annual non-GAAP Adjusted EBITDA margin in 10 years of 16.6% for fiscal 2016,” said Maleh. “On a constant currency basis relative to fiscal 2015, we achieved the upper end of our previously announced annual non-GAAP Adjusted EBITDA margin guidance of 15.8% to 16.6%. Full-year non-GAAP Adjusted EBITDA on a constant currency basis relative to fiscal 2015 is $55.0 million, comprised of $53.6 million of reported results and a $1.4 million adjustment for currency headwinds, resulting in an Adjusted EBITDA margin of 16.6% on a constant currency basis.”

“We appreciate your patience as we finalized our financials for the fourth quarter and full year of fiscal 2016,” said Maleh. “As reported on February 16, we expect to file our annual report on Form 10-K on or prior to the filing deadline of March 16, 2017. We anticipate reporting material weaknesses in CRA’s internal controls in our Form 10-K. These findings do not change CRA’s fiscal 2016 financial performance or fiscal 2017 guidance as provided below. Management is actively pursuing remediation efforts, which will be further described in our Form 10-K.”

Outlook and Financial Guidance

“As reported on February 16, 2017, for full year fiscal 2017, including the expected contributions from the recently acquired C1 Consulting, on a constant currency basis relative to fiscal 2016, CRA expects non-GAAP revenue in the range of $350 million to $360 million, and non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%. While we are pleased with CRA’s strong performance in 2016, we remain mindful that short-term challenges arising from the integration of new colleagues and uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP revenue and Adjusted EBITDA margin guidance to the GAAP comparable financial measures because CRA is unable to estimate with reasonable certainty the financial results of its former NeuCo subsidiary, now known as

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GNU123 Liquidating Corporation (“GNU”), the timing and amount of forgivable loans issued for talent acquisition, share-based compensation expense, unusual gains or charges, foreign exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Prepared CFO Remarks

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in this release non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in

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accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for full-year fiscal 2017 guidance, CRA has excluded GNU’s results; for the fourth quarter of 2016 and the full year fiscal 2016, CRA has excluded GNU’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment relating to a prior acquisition; and for the fourth quarter of fiscal 2015 and the full year fiscal 2015, CRA has excluded GNU’s results (including its non-cash goodwill impairment charge in the fourth quarter of 2015) and a non-cash charge relating to an increased liability for a future contingent consideration payment relating to a prior acquisition. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods and for purposes of the full-year fiscal 2017 guidance for Adjusted EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax), interest expense, net; provision for income taxes, other income (expense), net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA, for the fourth quarter of fiscal 2016 on a constant currency basis relative to the fourth quarter of fiscal 2015, its full-year fiscal 2016 GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA on a constant currency basis relative to fiscal 2015, and its guidance for full-year fiscal 2017 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2016.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition and determinations with respect to our internal controls over financial reporting, including those concerning guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA margin, the implied continuation of any current trend or ability, our reporting of material

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internal control weaknesses or the expected time for filing our annual report on Form 10-K for fiscal 2016, and statements using the terms “expect,” “anticipate,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2017 on a constant currency basis relative to fiscal 2016 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, our ability to attract and retain key employee or non-employee experts; the impact of a quarterly dividend and/or the failure to declare future dividends; the inability to integrate and utilize existing consultants and personnel; global economic conditions including less stable political and economic environments; foreign exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

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CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED  DECEMBER 31, 2016 COMPARED TO THE QUARTER ENDED JANUARY 2, 2016

(In thousands, except per share data)

	Quarter Ended December 31, 2016						Quarter Ended January 2, 2016
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Contingent Liability) (1)	(GNU) (2)	Results	Revenues	Results	Revenues	(Contingent Liability) (1)	(GNU) (2)	Results	Revenues

Revenues	$79,569	100.0%	$—	$—	$79,569	100.0%	$72,460	100.0%	$—	$906	$71,554	100.0%
Costs of services	56,083	70.5%	69	—	56,014	70.4%	51,127	70.6%	(71)	318	50,880	71.1%
Gross profit	23,486	29.5%	(69)	—	23,555	29.6%	21,333	29.4%	71	588	20,674	28.9%

Selling, general and administrative expenses	17,836	22.4%	—	(40)	17,876	22.5%	17,334	23.9%	—	660	16,674	23.3%
Depreciation and amortization	2,035	2.6%	—	—	2,035	2.6%	1,785	2.5%	—	—	1,785	2.5%
GNU goodwill impairment	—	0.0%	—	—	—	0.0%	4,524	6.2%	—	4,524	—	0.0%
Income (loss) from operations	3,615	4.5%	(69)	40	3,644	4.6%	(2,310)	-3.2%	71	(4,596)	2,215	3.1%

Interest and other (expense), net	(240)	-0.3%	—	—	(240)	-0.3%	(243)	-0.3%	—	(14)	(229)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	3,375	4.2%	(69)	40	3,404	4.3%	(2,553)	-3.5%	71	(4,610)	1,986	2.8%
(Provision for) benefit from income taxes	(1,299)	-1.6%	13	—	(1,312)	-1.6%	(36)	0.0%	—	1,703	(1,739)	-2.4%
Net income (loss)	2,076	2.6%	(56)	40	2,092	2.6%	(2,589)	-3.5%	71	(2,907)	247	0.4%
Net (income) loss attributable to noncontrolling interests, net of tax	(18)	0.0%	—	(18)	—	0.0%	1,282	1.7%	—	1,282	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$2,058	2.6%	$(56)	$22	$2,092	2.6%	$(1,307)	-1.8%	$71	$(1,625)	$247	0.4%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.25				$0.25		$(0.15)				$0.03
Diluted	$0.24				$0.24		$(0.15)				$0.03

Weighted average number of shares outstanding:
Basic	8,269				8,269		8,876				8,876
Diluted	8,443				8,443		8,876				9,039

(1) This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), CRA’s majority owned subsidiary formerly known as “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED DECEMBER 31, 2016 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED JANUARY 2, 2016

(In thousands, except per share data)

	Year-To-Date Period Ended December 31, 2016						Year-To-Date Period Ended January 2, 2016
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Contingent Liability) (1)	(GNU) (2)	Results	Revenues	Results	Revenues	(Contingent Liability) (1)	(GNU) (2)	Results	Revenues

Revenues	$324,779	100.0%	$—	$826	$323,953	100.0%	$303,559	100.0%	$—	$3,765	$299,794	100.0%
Costs of services	227,380	70.0%	72	452	226,856	70.0%	207,650	68.4%	762	1,359	205,529	68.6%
Gross profit	97,399	30.0%	(72)	374	97,097	30.0%	95,909	31.6%	(762)	2,406	94,265	31.4%

Selling, general and administrative expenses	70,584	21.7%	—	1,103	69,481	21.4%	72,439	23.9%	—	3,065	69,374	23.1%
Depreciation and amortization	7,896	2.4%	—	—	7,896	2.4%	6,552	2.2%	—	—	6,552	2.2%
GNU goodwill impairment	—	0.0%	—	—	—	0.0%	4,524	1.5%	—	4,524	—	0.0%
Income (loss) from operations	18,919	5.8%	(72)	(729)	19,720	6.1%	12,394	4.0%	(762)	(5,183)	18,339	6.1%

Interest and other income (expense), net	2,970	0.9%	—	3,828	(858)	-0.3%	(579)	-0.1%	—	557	(1,136)	-0.4%
Income (loss) before provision for income taxes and noncontrolling interest	21,889	6.7%	(72)	3,099	18,862	5.8%	11,815	3.9%	(762)	(4,626)	17,203	5.7%
(Provision for) benefit from income taxes	(7,656)	-2.4%	(246)	(50)	(7,360)	-2.3%	(5,490)	-1.8%	—	1,604	(7,094)	-2.4%
Net income (loss)	14,233	4.4%	(318)	3,049	11,502	3.6%	6,325	2.1%	(762)	(3,022)	10,109	3.3%
Net (income) loss attributable to noncontrolling interests, net of tax	(1,345)	-0.4%	—	(1,345)	—	0.0%	1,332	0.4%	—	1,332	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$12,888	4.0%	$(318)	$1,704	$11,502	3.6%	$7,657	2.5%	$(762)	$(1,690)	$10,109	3.3%

Net Income per share attributable to CRA International, Inc.:
Basic	$1.50				$1.34		$0.84				$1.12
Diluted	$1.49				$1.33		$0.83				$1.10

Weighted average number of shares outstanding:
Basic	8,503				8,503		9,010				9,010
Diluted	8,601				8,601		9,195				9,195

(1) This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), CRA’s majority owned subsidiary formerly known as  “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE QUARTER AND YEAR-TO-DATE PERIOD ENDED DECEMBER 31, 2016 COMPARED TO THE QUARTER AND YEAR-TO-DATE PERIOD ENDED JANUARY 2, 2016

(In thousands)

	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of
	December 31, 2016	Revenues	(Contingent Liability) (1)	(GNU) (2)	December 31, 2016	Revenues	January 2, 2016	Revenues	(Contingent Liability) (1)	(GNU) (2)	January 2, 2016	Revenues

Revenues	$79,569	100.0%	$—	$—	$79,569	100.0%	$72,460	100.0%	$—	$906	$71,554	100.0%

Net income (loss) attributable to CRA International, Inc.	$2,058	2.6%	$(56)	$22	$2,092	2.6%	$(1,307)	-1.8%	$71	$(1,625)	$247	0.3%
Net Income (loss) attributable to noncontrolling interest, net of tax	18	0.0%	—	18	—	0.0%	(1,282)	-1.8%	—	(1,282)	—	0.0%
Net income (loss)	2,076	2.6%	(56)	40	2,092	2.6%	(2,589)	-3.6%	71	(2,907)	247	0.3%
Interest expense,net	113	0.1%	—	—	113	0.1%	136	0.2%	—	14	122	0.2%
Provision for (benefit from) income taxes	1,299	1.6%	(13)	—	1,312	1.6%	36	0.0%	—	(1,703)	1,739	2.4%
Depreciation and amortization	2,035	2.6%	—	—	2,035	2.6%	1,785	2.5%	—	—	1,785	2.5%
EBITDA	5,523	6.9%	(69)	40	5,552	7.0%	(632)	-0.9%	71	(4,596)	3,893	5.4%
Share-based compensation expenses	2,080	2.6%	—	—	2,080	2.6%	1,365	1.9%	—	—	1,365	1.9%
Amortization of forgivable loans	5,127	6.4%	—	—	5,127	6.4%	4,493	6.2%	—	—	4,493	6.3%
Other expense, net	126	0.2%	—	—	126	0.2%	107	0.1%	—	—	107	0.1%
Adjusted EBITDA	$12,856	16.2%	$(69)	$40	$12,885	16.2%	$5,333	7.4%	$71	$(4,596)	$9,858	13.8%

	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Year-to-Date Period Ended	% of	GAAP Results	GAAP Results	Year-to-Date Period Ended	% of	Year-to-Date Period Ended	% of	GAAP Results	GAAP Results	Year-to-Date Period Ended	% of
	December 31, 2016	Revenues	(Contingent Liability) (1)	(GNU) (2)	December 31, 2016	Revenues	January 2, 2016	Revenues	(Contingent Liability) (1)	(GNU) (2)	January 2, 2016	Revenues

Revenues	$324,779	100.0%	$—	$826	$323,953	100.0%	$303,559	100.0%	$—	$3,765	$299,794	100.0%

Net income (loss) attributable to CRA International, Inc.	$12,888	4.0%	$(318)	$1,704	$11,502	3.6%	$7,657	2.5%	$(762)	$(1,690)	$10,109	3.4%
Net income (loss) attributable to noncontrolling interest, net of tax	1,345	0.4%	—	1,345	—	0.0%	(1,332)	-0.4%	—	(1,332)	—	0.0%
Net income (loss)	14,233	4.4%	(318)	3,049	11,502	3.6%	6,325	2.1%	(762)	(3,022)	10,109	3.4%
Interest expense,net	470	0.1%	—	7	463	0.1%	538	0.2%	—	49	489	0.2%
Provision for (benefit from) income taxes	7,656	2.4%	246	50	7,360	2.3%	5,490	1.8%	—	(1,604)	7,094	2.4%
Depreciation and amortization	7,896	2.4%	—	—	7,896	2.4%	6,552	2.2%	—	—	6,552	2.2%
EBITDA	30,255	9.3%	(72)	3,106	27,221	8.4%	18,905	6.2%	(762)	(4,577)	24,244	8.1%
Share-based compensation expenses	6,866	2.1%	—	—	6,866	2.1%	5,770	1.9%	—	—	5,770	1.9%
Amortization of forgivable loans	19,150	5.9%	—	—	19,150	5.9%	16,183	5.3%	—	—	16,183	5.4%
Other income (expense),net	(3,440)	-1.1%	—	(3,836)	396	0.1%	41	0.0%	—	(606)	647	0.2%
Adjusted EBITDA	$52,831	16.3%	$(72)	$(730)	$53,633	16.6%	$40,899	13.5%	$(762)	$(5,183)	$46,844	15.6%

(1) This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a previous acquisition.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), CRA’s majority owned subsidiary formerly known as “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	January 2,
	2016	2016

Assets
Cash and cash equivalents	$53,530	$38,139
Accounts receivable and unbilled, net	91,789	86,377
Other current assets	25,192	16,278
Total current assets	170,511	140,794

Property and equipment, net	36,381	31,338
Goodwill and intangible assets, net	77,449	80,561
Other assets	39,301	61,024
Total assets	$323,642	$313,717

Liabilities and shareholders’ equity
Current liabilities	$94,100	$86,458
Long-term liabilities	21,659	16,191
Total liabilities	115,759	102,649

Total shareholders’ equity	207,883	211,068
Total liabilities and shareholders’ equity	$323,642	$313,717

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	December 31,	January 2,
	2016	2016
Operating activities:
Net income	$14,233	$6,325
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired business
GNU gain on sale of business (1)	(3,836)	—
Non-cash items, net	26,676	20,717
Accounts receivable and unbilled services	(9,020)	(4,210)
Working capital items, net	20,110	(2,408)
Net cash provided by operating activities	48,163	20,424

Investing activities:
Purchase of property and equipment	(13,023)	(17,975)
GNU cash proceeds from sale of business assets	1,100	—
Collections on notes receivable	—	1,557
Payments on notes receivable	—	(78)
Net cash used in investing activities	(11,923)	(16,496)

Financing activities:
Issuance of common stock, principally stock option exercises	2,853	602
Payments on notes payable	(75)	(300)
Borrowings under line of credit	7,500	4,000
Repayments under line of credit	(7,500)	(4,000)
Cash dividend paid to shareholders	(1,166)	—
Excess tax benefits from share based compensation	393	128
Tax withholding payments reimbursed by restricted shares	(1,880)	(668)
Repurchase of common stock	(19,315)	(12,806)
Net cash used in financing activities	(19,190)	(13,044)

Effect of foreign exchange rates on cash and cash equivalents	(1,659)	(944)

Net increase (decrease) in cash and cash equivalents	15,391	(10,060)
Cash and cash equivalents at beginning of period	38,139	48,199

Cash and cash equivalents at end of period	$53,530	$38,139

Noncash investing and financing activities:
Issuance of common stock for acquired business	$44	$42
Purchases of property and equipment not yet paid for	$118	$1,593
Purchases of property and equipment paid by a third party	$92	$2,785
Asset retirement obligations	$844	$—
Supplemental cash flow information:

Cash paid for income taxes	$6,184	$9,688
Cash paid for interest	$405	$240
Securities received from a customer for settlement of accounts receivable	$—	$192

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), CRA’s majority owned subsidiary formerly known as  “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.